Exhibit 10.3

ASSIGNMENT OF INTEREST IN LOAN

This ASSIGNMENT OF INTEREST IN LOAN (“Assignment”) is made as of January 28, 2025 (the “Effective Date”), by and between Bitmine Immersion Technologies, Inc., a Delaware corporation (“Assignor”) and Innovative Digital Investors Emerging Technology, LP, a Delaware limited partnership (“Assignee”). For convenience purposes, Assignor or Assignee may individually be referred to herein as a “Party” or collectively as the “Parties.” All capitalized terms used herein without being defined herein shall have the meanings assigned in the Letter Agreement as defined below.

RECITALS

WHEREAS, this Assignment is made pursuant to a Letter Agreement dated January 17, 2025 (the “Letter Agreement”), a copy of which is attached hereto for reference purposes only as Exhibit A. The Letter Agreement memorializes discussions regarding certain transactions (“Closing Transactions”) planned to take place at or immediately before consummation of a public offering (the “Offering”) of the Assignor’s common stock;

WHEREAS, this Assignment forms part of the Closing Transactions;

WHEREAS, on or about October 13, 2022, Assignor made a loan in the original amount of $1,200,000 (the “Loan”) to ROC Digital Mining I LLC (the “Borrower”);

WHEREAS, the payment terms of the Loan were memorialized by a Promissory Note dated October 13, 2022 (the “Note”) and secured by a Security Agreement dated October 13, 2022; and

WHEREAS, by way of this Assignment, Assignor is assigning to Assignee, its rights to $597,584.25 of the amount currently due under the Note (the “Assigned Amount”) and Assignee is assuming all rights and obligations to the Assigned Amount.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Assignor does hereby quitclaim, transfer, and assign to Assignee, without recourse, representation, or warranty whether express or implied, Assignor’s right, title, and interest in and to the Assigned Amount described in the above Recitals.

2. Acceptance of Assignment. Assignee hereby accepts the foregoing assignment and hereby assumes all of the rights and any obligations of the Assignor in the Assigned Amount, accruing or arising from and after the Trigger Event described below.

3. Trigger Event. Pursuant to the Letter Agreement, the Parties agree that this Assignment shall not take effect until the consummation of all of the Closing Transactions (collectively, the “Trigger Event”).

4. Further Documentation. In the event any further documentation is (a) required by Assignee in order to enable Assignor to assign the Assigned Amount to Assignee, or (b) deemed necessary or appropriate by Assignee to perfect Assignee’s priority under the UCC Financing Statement or other security agreements, Assignee shall provide, or cause to be provided to Assignor, at Assignee’s cost and expense, such requisite documentation or instruments. Assignor shall execute and deliver to Assignee such documentation and instruments, including but not limited to, any amendments, corrections, deletions or additions to the Note, or other documents, as is required by Assignee hereunder; provided, however, that Assignor shall not be required to do anything that has the effect of (a) changing the essential economic terms of the Note, or (b) imposing greater liability on Assignor under the Note.

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5. Indemnification.

a.   Each Party (the “Indemnifying Party”) agrees to indemnify, defend, and hold harmless the other Party (the “Indemnified Party”), along with its affiliates, officers, directors, general partners, employees, agents, and representatives (collectively, the “Indemnified Parties”), from and against any and all claims, losses, liabilities, damages, costs, and expenses (including attorney’s fees) (collectively, “Losses”) incurred or suffered by the Indemnified Parties arising out of or relating to the Assigned Amount or the Note, specifically:

i. Any misrepresentation, breach of warranty, or non-fulfillment of any covenant or agreement made by the Indemnifying Party in this Assignment or any related documents concerning the Assigned Amount;

ii. Any act, omission, or conduct of the Indemnifying Party relating to the Assigned Amount, whether occurring:

• In the case of the Assignor, prior to the Trigger Event; or

• In the case of the Assignee, after the Trigger Event; or

iii. Any violation of applicable law by the Indemnifying Party in connection with the Assigned Amount.

b.   Neither Party shall be required to indemnify the other for Losses resulting from the gross negligence, willful misconduct, or fraud of the Indemnified Party.

6. Attorneys’ Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Assignment, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

7. Legal Costs for Preparing the Assignment. Assignor agrees to bear all legal costs and expenses incurred in the preparation and finalization of this Assignment.

8. Conflict Provision. In the event of any conflict between the terms of this Assignment and the terms of the Letter Agreement, the terms of this Assignment shall govern and prevail.

9. Miscellaneous Provisions.

a. This Assignment is an integrated agreement which incorporates all negotiations, terms and discussions of the Parties leading up to this Assignment. There are no oral agreements or collateral written agreements between the Parties.

b. Any term, provision, covenant, representation, warranty, or condition of this Assignment may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Assignment, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

c. This Assignment may not be modified except by a written agreement signed by both Assignee and Assignor.

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d. Assignor and Assignee each represent and warrant that it has as of the Effective Date the requisite power and authority to enter into this Assignment.

e. This Assignment shall be binding upon and shall inure to the benefit of the Parties and their successors and assigns.

f. This Assignment and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

g. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Assignment, including, but not limited to, enforcement of any arbitration award.

h. All notices and other communications required by the terms of this Assignment, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the parties as follows:

i.	To: “Assignor”
Bitmine Immersion Technologies, Inc.
10845 Griffith Park Dr., #2
Las Vegas, Nevada 89135
Attn: Jonathan Bates
Email: jbates@bitminetech.io

ii.	To: “Assignee”
Innovative Digital Investors Emerging Technology, LP
10845 Griffith Park Dr., #2
Las Vegas, Nevada 89135
Attn: Jonathan Bates
Email: jbates@bitminetech.io

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

i. If any legal action is brought to enforce this Assignment or because of a dispute, breach, or default, the prevailing party in such proceeding shall be entitled to recover attorneys’ fees, and costs arising therefrom.

j. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

k. When used herein, the term “days” refers to calendar days unless otherwise specified.

(SIGNATURE PAGE FOLLOWS.)

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IN WITNESS WHEREOF, the Parties hereto have executed this Assignment of Interest in Loan as of the date first set forth above.

ASSIGNOR

BITMINE IMMERSION TECHNOLOGIES, INC.,

a Delaware corporation

/s/ Jonathan Bates

By: Jonathan Bates

Its: Chief Executive Officer

ASSIGNEE

INNOVATIVE DIGITAL INVESTORS EMERGING TECHNOLOGY, LP

a Delaware limited partnership

By: Innovative Digital Investors, LLC,

Its: General Partner

/s/ Jonathan Bates

By: Jonathan Bates

Its: Managing Member

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EXHIBIT A

LETTER AGREEMENT

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BITMINE IMMERSION TECHNOLOGIES, INC.

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

January 17, 2025

Innovative Digital Investors Emerging Technology, LP

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

Jonathan Bates

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

Re:  Transactions related to firm commitment offering Dear Sirs:

This letter agreement is intended to memorialize our discussions regarding certain transactions that will take place at or immediately before consummation of a firm commitment offering (the “Offering”) of the common stock of Bitmine Immersion Technologies, Inc. (“Bitmine”) led by ThinkEquity LLC (“ThinkEquity”) as lead underwriter. The Offering is expected to be consummated for gross proceeds of up to $15 million, plus a potential 15% over-allotment option. It is also expected that the Offering will be consummated concurrently with or shortly after a reverse stock split on terms described in a Definitive Information Statement on Schedule 14C filed by Bitmine with the Securities and Exchange Commission (the “Split”), and simultaneously with the listing of Bitmine’s common stock on a national securities exchange (the “Listing”).

By their signatures hereto, Innovative Digital Investors Emerging Technology, LP (“IDI”) and Jonathan Bates (“Bates”), the CEO and chairman of Bitmine and a principal of IDI, hereby agree to effect the following transactions at the consummation of the Offering (collectively, the “Closing Transactions”):

1.	Bates owns 150,000 shares of Series A Convertible Preferred Stock of Bitmine, which are currently convertible into 7,500,000 shares of Bitmine common stock at the pre-Split conversion price of $0.20 per share. Bates agrees to convert all such shares into common stock of Bitmine at their conversion price as adjusted for the effects of the Split.

2.	IDI owns 303,966 shares of Series A Convertible Preferred Stock of Bitmine, which are currently convertible into 15,199,800 shares of Bitmine common stock at the pre-Split conversion price of $0.20 per share. IDI agrees to convert all such shares into common stock of Bitmine at their conversion price as adjusted for the effects of the Split.

3.	IDI owns 2,500 shares of Series B Convertible Preferred Stock of Bitmine, which are currently convertible into 12,500,000 shares of Bitmine common stock at the pre-Split conversion price of $0.20 per share. IDI agrees to convert all such shares into common stock of Bitmine at their conversion price as adjusted for the effects of the Split.

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4.	IDI and Bitmine are parties to a Line of Credit Agreement (the “LOC Agreement”) originally entered into on October 19, 2022, as amended, which provides for loans of up to $2,350,000 to Bitmine. All amounts due under the LOC Agreement were due on December 1, 2024, subject to Bitmine’s right to six one-month extensions of the maturity date, each for an extension fee of $25,000. As of November 30, 2024, IDI was owed principal and interest of $1,875,000 and $376,321, respectively. Since November 30, 2024, Bitmine has made no payments on the loan, IDI has not made any additional loans thereunder, and the only changes in the amount due on the loan have been the accrual of interest and the assessment of a maturity extension fee of $25,000 on December 1, 2024, and January 1, 2025. IDI agrees that the debt due under the LOC Agreement will be satisfied as follows:

(a)	IDI agrees to convert $1,000,000 of the amount due under the LOC Agreement (excluding any extension fees accrued thereunder) into a new loan of $1,000,000 to Bitmine evidenced by a note issued by Bitmine (the “Note”) which bears interest at 12.5% per annum, provides for monthly payments of accrued interest only, and a balloon payment of all principal and interest due thereunder on December 1, 2026. The Note will be unsecured and will not be convertible into Bitmine common stock.

(b)	IDI agrees to exchange $600,000 of the amount due under the LOC Agreement for $597,584.25 of the amount due Bitmine from ROC Digital Mining I, LLC under a note dated October 13, 2022. IDI expressly acknowledges the forgiveness of $2,415.75 of the amounts due under the LOC Agreement to IDI by this assignment.

(c)	Any amounts remaining due under the LOC Agreement after the transactions described in subparagraphs (a) and (b) shall be exchanged for common shares of Bitmine at the public offering price in the Offering.

Bitmine and IDI expressly agree that the debt owed to IDI under the Note will be capped at $1,000,000 upon completion of the transactions referenced in 4(a) – (c) above, excluding any interest payments under the Note.

Until the consummation of the Closing Transactions, the debt due under the LOC Agreement shall continue to accrue interest and extension fees pursuant to the terms thereof.

The Closing Transactions are subject to the consummation of the Offering for gross proceeds of an amount that results in the final approval of the Listing.

The Closing Transactions described herein shall be effectuated by, and evidenced by, legal documents reasonable and customary for such transactions, provided that such documents shall be subject to the prior approval of IDI, Bates, and Bitmine. Bitmine will pay the legal costs of preparation of any documents necessary to effect the Closing Transactions.

The Closing Transactions are subject to the approval of the disinterested members of the board of directors of Bitmine, and Bitmine agrees to promptly seek their approval.

Nothing herein shall be deemed to waive, modify or amend the terms of that Agreement between Bitmine and ThinkEquity dated November 27, 2024, or any subsequent underwriting agreement executed by Bitmine and ThinkEquity relating to the Offering, and to the extent there is a conflict between such other agreements and this letter agreement, the terms of such other agreements shall prevail. ThinkEquity is an intended third-party beneficiary of this letter agreement.

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Please indicate your agreement to this letter agreement by executing a copy of this letter in the space indicated below.

BITMINE IMMERSION TECHNOLOGIES, INC.

/s/ Jonathan Bates

By: Jonathan Bates, CEO

Agreed to:

INNOVATIVE DIGITAL INVESTORS EMERGING TECHNOLOGY, LP

By: Innovative Digital Investors, LLC, its general partner

/s/ Jonathan Bates	/s/ Jonathan Bates
By: Jonathan Bates, Managing Member	By: Jonathan Bates, Individually

Cc: ThinkEquity LLC, 17 State Street, 41st Floor, New York, NY 10004

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